Financial Advisory Service Agreement

By and Between CAM Group, Inc. and China International Capital Corporation Limited

The Financial Advisory Service Agreement (“the Agreement”) was made and signed by and between CAM Group, Inc. (“The Company” or CAMG”) and China International Capital Corporation Limited (“CICC”) on November 9, 2012.

Entrusted Party: CAM Group, Inc.

Domicile: 151 Jixing Building, Shengli Avenue North, Shijiazhuang, Hebei Province, P.R.China

Legal Representative: Weiheng Cai

Entrustee Party: China International Capital Corporation Limited

Domicile: China World Office 2 - Men No. 1 Jian Guo Wai Avenue, Beijing, the People's Republic of China

Legal Representative: Jiange Li

WHEREAS,

1.      CAM Group, Inc. or its subordinate companies (hereinafter referred to “CAMG”)

2.      CAM Group is now intended to introduce private investors. It will go through restructuring, issue A-shares in the domestic market and go public. (hereinafter referred to “the Project” or “this Project”)

3.      China International Capital Corporation Limited (“CICC”) is a leading investment bank in P. R. China.

4.      The Company has officially engaged CICC as its sole financial advisor of this Project. CICC will assist and participate in the Company’s potential private financing and provide services of counseling and analysis. CICC has accepted the aforesaid entrustment (“the Entrustment”)

Both Parties herein have reached the Agreement through friendly consultation. Details are as follows:

I. Contents

1. Private Financing

w   To organize, assist and complete due diligence of the Company;

w   To provide strategy and financial analysis for the Company;

w   To assist the Company to formulate the private financing scheme;

w   To assist the Company to formulate the future developing strategy and the use of proceeds;

w   To assist the valuation of the Company and price determination for private placement;

w   To prepare memorandum and other related documents for private placement;

w   To assist the Company to find appropriate private investors and proceed promotion;

w   To prepare road show report on private financing;

w   To assist the Company in communicating with the private investors;

w   To assist the Company in acquiring necessary governmental approval;

w   To assist the Company in completing private financing.

II. Conditions of Entrustment and Service Charge

1. By complying with all applicable regulations and laws, the Company shall assist and cooperate with CICC to complete the abovementioned work and provide the whole package of information, materials and documents required by CICC and relevant to the Project. It shall ensure the authenticity, accuracy and integrity of these information, materials and documents.

2. Service charge

(1) Financial advisory service charge: 【3%】 of the total fund raised. It shall be paid by the Company to CICC within five (5) working days since the contribution of any one of private investors is credited into the bank account of the Company or one of its shareholders. Other additional service charge shall be charged as a separate item and be subject to the relevant standard of service charge.

(2) Bonus: upon the completion of this Project, bonus shall be given in consideration of CICC’s performance.

3. In the case that the Company considered to go through restructuring and go public, it was promised that, since the day of the listing after restructuring, the holding shareholders and the relevant parties (eg. the related parties, spouses, children and parents) would choose CICC to be the stockbroker in the secondary market and their holding shares would be deposited in and authorized to trade via CICC within three (3) years after the lock-up period. In addition, the Entrusted Party would actively assist other shareholders in selecting CICC to be their stockbroker in the secondary market.

4. In case of the future capital operation in either domestic or international capital market of the Entrusted Party, including but not limited to offering, fundraising, merger & acquisition and restructuring, under the same conditions, the Company should do its best to ensure the priority of CICC to be the provider of investment banking services as sponsor, lead underwriter, book runner and financial consultant.

5. Both parties herein shall bear its own taxes and fees arising from signing and executing this Agreement according to the relevant regulations and laws of the P.R. China.

III. Confidentiality and Indemnification & Warranty

1. Without the prior written consent by CICC, any advices or opinions provided for the Entrusted Party shall NOT be publicly disclosed, quoted and used or disclosed to any third party. The Entrusted Party hereby agreed to keep all information of this Agreement confidential, and approved not to declare or disclose any details of this Agreement to the public unless by obtaining the prior consent of another party. CICC hereby agreed NOT to publicize CICC’s involvement in any relevant transactions of this Agreement in any financial or other magazines, unless it was approved by another party in prior. However, the abovesaid duty of confidentiality is not applicable to the case of disclosure to its (legal, audit, tax and other) consultant. The Entrusted Party and CICC would separately sign a confidentiality agreement to state more details of each party’s responsibilities; in the event of any discrepancy between this Agreement and the confidentiality agreement, this Agreement shall prevail.

2. According to this Agreement, CICC shall be the sole independent contractor. According to the market practices, the Entrusted Party agreed to reimburse CICC and its affiliated companies, its respective directors, officials, staff, agency and its employees (all entities and persons are referred to “the Indemnitees”) and ensure them to be free from any losses, claims, damages or responsibilities arising from the Entrustment or the relevant activities of this Agreement. In the case that any of the Indemnitees face any claims, disputes, arbitration, investigation or other legal procedure (hereinafter referred to “legal procedures”), the Entrusted Party agreed to reimburse them all the charges (including attorney fees and cost for judicial proceeding or that of arbitration) and losses incurred. But if such losses, claims, damages, responsibilities and the relevant legal procedures are caused by gross negligence, an intentional act or mala fides of the Indemnitees according to the final judgment or ruling, the Entrusted Party shall NOT hold such liabilities of indemnity.

IV. Termination

1. The services of this Agreement shall be terminated under any of the following circumstances:

(1) Upon the consensus of both parties through consultation; or

(2) On the conditions that there are significant changes of the relevant laws, regulations and policies, or those of state of operation, or any force majeure that have posed substantial unfavorable influence on the execution of this Agreement and make it impossible to fulfill or to continue to perform, one party shall notify another to terminate the Agreement.

2. The Entrusted Party or CICC would NOT continue undertaking any responsibilities or obligations upon the termination of this Agreement, except for the following conditions: for remuneration and charges incurred that shall be paid to CICC upon the date of termination, if the Company has substantially accepted or used the efforts made by CICC and its affiliated companies, CICC and its affiliated companies shall reserve the right to charge for these efforts. In addition, confidentiality and indemnification & warranty would stay valid in case of any termination.

V. Miscellaneous

1. China International Capital Corporation Limited and its affiliated companies (“CICC”) is a global financial services company that is a leader in providing comprehensive financial services including investment, securities, investment banking, specifically including private investment, securities underwriting, securities sales and trading, securities brokerage activities, foreign exchange transaction, trading of derivative financial products and commodities, and providing financial services in asset management, financing and financial advisor. In general business, CICC that may be self-employed at any time or on behalf of its clients may be involved in the debt securities or equity securities or senior debt of this Project, any currency or commodity that may be involved in this Project, or any related derivatives hold in long or short position, or conduct sale or other transaction. Furthermore, CICC and its affiliate companies may provide brokerage services involved in this Project. The Company herein confirmed and agreed that, in accordance with any regulations or requirements of the law or Regulatory Authority, or the duty of confidentiality of others involved in CICC, CICC will NOT disclose to the company any above transaction information and services ( or such disclosure may be irregularities).

2. Amendments to this Agreement and other agreements contemplated herein may be made only by a written agreement signed by duly authorized representatives of both Parties.

3. This Agreement shall be governed and construed in accordance with the laws and regulations of the People’s Republic of China (“the Laws”). CICC and the Company agreed that, any disputes arising from, out of or in connection with this Agreement shall be settled through friendly consultations between both Parties. If the dispute cannot be settled through consultations, the dispute shall be submitted to commercial arbitration in Beijing in accordance with UNCITRAL rules as amended. The arbitral award shall be final and binding upon both Parties.

4. IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date written and sealed by their duly authorized representatives. This Agreement is signed in quadruplicate. Each party holds two. Each copy has the same legal effect.

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[Signature Page]

The Entrusted Party: CAM Group, Inc.

Name: Cai Weiheng

Signature: /s/ Weiheng Cai

Title: President

The Entrustee Party: China International Capital Corporation Limited

Name:

Signature:

Title: Legal Representative